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                                                                   EXHIBIT 10.26

                      AGREEMENT REGARDING SEVERANCE BENEFIT



         This AGREEMENT REGARDING SEVERANCE BENEFIT ("Agreement") is made as of the 28th day of April, 1997 by and between SL INDUSTRIES, INC., a New Jersey corporation, and JAMES D. KLEMASHEVICH ("Employee").

                                   Background

         A. Employee has this date commenced employment with the Company as its Vice President - Operational Development.

         B. In connection with his employment with the Company, Employee, because of the at-will nature of his employment, has requested and the Company has agreed to provide the following severance benefit in the event of a termination by the Company without cause.

         NOW THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned agree as follows:

         1. The Company may terminate Employee's employment with the Company, without payment of severance benefits, upon the occurrence of any of the following:

                  a. Any breach of any of the terms of this Agreement, if such breach has not been corrected within twenty (20) days following written notice from the Company;

                  b. The repeated failure or neglect by Employee to perform his assigned duties and responsibilities;

                  c. The commission by Employee of any act that tends to bring Employee, the Company or any of its affiliates into disrepute, or that results in or reasonably may result in any material harm to the business of the Company or any of its affiliates;

                  d. The conviction of Employee of a felony; or

                  e. Employee's death or disability. For purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to a physical or mental condition, to perform the essential functions of his job with reasonable accommodation that does not impose an undue hardship on the Company.

         2. The Company may also terminate Employee's employment with the Company for any other or no reason, in its sole discretion, upon written notice.
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         3. Upon any termination under paragraph 2, above, and subject to the terms and conditions of paragraph 4, below, the Company shall pay to Employee an amount equal to twelve (12) months' salary at the Employee's annual base salary in effect on the date of termination (the "Severance Benefit"). The Severance Benefit shall be paid to Employee at the same time and in the same manner as Employee's base salary was paid to Employee, immediately prior to termination, and shall be subject to deduction for any amounts that are required to be withheld or deducted according to applicable law. The Severance Benefit shall be the Company's sole obligation to Employee in the event of such a termination.

         4. As consideration for the payment of the Severance Benefit, Employee shall provide to the Company a general release from all liability, in form and substance satisfactory to the Company in its reasonable discretion.

         5. This Agreement: may not be modified or amended except by writing signed by both parties; shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; sets forth the entire agreement and understanding of the parties hereto with respect to the specific subject matter hereof and supersedes any and all prior discussions, agreements or understandings, whether oral or written; may be executed in counterparts and delivered by facsimile transmission or comparable means; and shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to any principles of conflicts of law.

         This Agreement is hereby executed and delivered by the undersigned as of the date and year first above written.

SL INDUSTRIES, INC.



By: /s/ Owen Farren                           /s/ James D. Klemashevich
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    Owen Farren, President and                JAMES D. KLEMASHEVICH
    Chief Executive Officer

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